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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-87139, 333-87601, 333-77553, 333-77515,
333-65659, 333-67883, 333-20623, and 333-2175) of Flextronics International,
Ltd. and Form S-8 (No. 333-42255, 333-71049, 333-95189, 333-34016, and
333-34698) of Flextronics International, Ltd. of our report dated June 11, 1999 relating to the financial statements of Palo Alto Products International Pte. Ltd. and its subsidiaries (not presented separately herein), which appears in the Current Report on Form 8-K of Flextronics International Ltd. dated September 15, 2000.


/s/ PRICEWATERHOUSECOOPERS, LLP
    ---------------------------
PricewaterhouseCoopers, LLP
San Jose, California

September 19, 2000